EX-10.20.1

                              EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT, dated as of November 1, 2000, ("AGREEMENT"), is -made by and between JAMES CATO ("EMPLOYEE") and ATLAS AIR, INC. ("ATLAS").

            WHEREAS, EMPLOYEE warrants that he is entering voluntarily into this Agreement, and that no promises or inducements for this Agreement have been made outside the terms and conditions referred to herein; and EMPLOYEE enters into this Agreement without reliance upon any statement or representation by ATLAS or any other person, concerning any fact material hereto.

            NOW, THEREFORE, in consideration of the covenants contained herein, EMPLOYEE and ATLAS agree to this Employment Agreement.

1.    DEFINITIONS.

            1.1 For purposes of this Agreement, "CAUSE" means (i) any act or acts of material dishonesty by EMPLOYEE; (ii) failure of EMPLOYEE to comply with any of EMPLOYEE'S obligations under this Agreement; or (iii) the conviction of or "no contest" plea by EMPLOYEE to any misdemeanor of moral turpitude or any felony; or (iv) any violation of ATLAS corporate policies as set forth in the EMPLOYEE Compliance Manual and related -corporate policies; PROVIDED THAT, if any violation of (ii) or (iv) is subject to cure, EMPLOYEE shall have ten (10) days within which to cure such violation after written notice.

            1.2 "PERMANENT DISABILITY" as used herein shall be deemed to have been sustained by EMPLOYEE during his employment if he shall have been continuously disabled from performing-the duties assigned to him a period of six
(6) consecutive calendar months, and such Permanent Disability shall be deemed to have commenced on the day following the end of such six consecutive calendar months.

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            1.3   "Good Reason" as used herein means (i) a reduction during the term of this Agreement in the Employee's Base Annual Salary below One Hundred and Ninety Five Thousand ($195,000) Dollars, (ii) a substantial reduction in the Employee's title or job responsibilities from the Employee's title or job responsibilities on the date of this Agreement, and (iii) an involuntary assignment to work at a location other than in the New York area.

      2.    EMPLOYMENT AND OBLIGATIONS OF EMPLOYEE.

            2.1 EMPLOYMENT. ATLAS agrees to employ EMPLOYEE, and EMPLOYEE shall serve, as Vice President Labor Relations of ATLAS. EMPLOYEE shall not be entitled to any additional compensation for serving in any other office or capacity for ATLAS or any of its affiliates.

            2.2 Obligations of EMPLOYEE. EMPLOYEE agrees, except when prevented by illness, Permanent Disability or period of vacation, to devote substantially all of his business time and attention to the good-faith performance of the duties contemplated hereunder.

            2.3 PRINCIPLE RESIDENCE OF EMPLOYEE. EMPLOYEE shall be under no obligation to move to the greater New York area or other location to which he may be assigned and agree to work, and may maintain his current principle residence at his option anywhere in the continental United States.

      3.    COMPENSATION AND BENEFITS.

            ATLAS shall pay to EMPLOYEE, during the period of his employment hereunder, as follows:

            3.1 BASE SALARY. ATLAS shall pay to EMPLOYEE, on a semi-monthly basis, a- Base -Salary of Seven Thousand Nine Hundred Sixteen and 67/100 (USD $8,125.00), which equals an annual Base Salary One Hundred Ninety Thousand (USD $195,000.00).

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            3.2   INCENTIVE BONUS PLAN. Under ATLAS' Incentive Bonus Plan,
EMPLOYEE shall obe eligible to receive annually a bonus in an amount equal to- a target of seventy-five - percent (75%) of his annual Base Salary (60 percent cash - and 40 percent of restricted- stock or restricted stock units) (pro-rated for periods less than a full year as in 2000). EMPLOYEE shall be eligible-to participate in any successor Plan.

            3.3 STOCK OPTIONS. EMPLOYEE shall be entitled to an option of 56,250 shares of- ATLAS stock, all of which shall vest on October 31, 2005, subject to terms of the Stock Option Agreement. The option exercise price shall be the mean between the high and low on the NYSE on October 31, 2000, (USD $36.75). All other terms of this grant are contained in the Stock Option Agreement which is incorporated herein and made a part hereof. Employee will also be eligible to participate in ATLAS' Annual Stock Option Plan with a target of 11,250 options annually.

            3.4 PROFIT SHARING. EMPLOYEE shall be eligible to participate in ATLAS' profit sharing plan at the, start of the month following his one (1) year anniversary as a full-time Employee.

            3.5 401K PLAN. EMPLOYEE shall be eligible after 90 days to participate in ATLAS' 401K Plan which provides for a fifty percent (50%) match by ATLAS of EMPLOYEE's contribution (subject to certain vesting periods and limitations).

            3.6 STOCK PURCHASE PLAN. EMPLOYEE will be eligible to participate in ATLAS' Stock Purchase Plan (at such time as the plan provides) whereby EMPLOYEE may purchase ATLAS stock at a fifteen percent (15%) discount, up to an aggregate of 15% of EMPLOYEE's annual Base Salary.

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            3.7   HEALTH CARE. EMPLOYEE shall be eligible after 90 days for
benefits provided under ATLAS' "cafeteria plan." ATLAS will reimburse EMPLOYEE for expenses incurred for COBRA coverage from his former -employer for the 90 day period prior to coverage by ATLAS' plan. ATLAS reserves the right to discontinue participation in any health insurance plan at any time, with the understanding that ATLAS will comply in full measure with all state and federal laws regarding the changes of insurance coverage by private employers and notification under COBRA.

            3.8 VACATIONS. EMPLOYEE shall receive the same vacation time as awarded to other Vice Presidents.

            3.9 COMPANY VEHICLE. Employee will receive-use of a company car at a value of $40,000.00 or less (except as may otherwise be approved), with ATLAS paying all expenses except gas.

            3.10 RELOCATION EXPENSES. Should EMPLOYEE opt to move to the New York area, ATLAS will reimburse EMPLOYEE for reasonable and customary moving expenses (including gross-up for taxes) from EMPLOYEE's principle residence to the New York area or other area to which he may be assigned and agree to work. Reasonable familiarization travel expenses of your immediate family will be reimbursed, and a buy-down of interest rates on your New York mortgage will also be discussed. Should EMPLOYEE choose not to relocate to the New York location to which he may be assigned and agree to work, ATLAS will provide lodging, meals, and transportation (ground and air) for your commuting trips to New York (including gross up for taxes), and at EMPLOYEE's option transportation for Employee's spouse to New- York in lieu of transportation home, for EMPLOYEE. Should EMPLOYEE elect to relocate to the New York area or other area to which he may be assigned and agree to

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work, at the .end of his employment with ATLAS, ATLAS agrees to relocate
EMPLOYEE anywhere in the continental United States on the same basis upon which it provided relocation to the New York or other area, including gross-up for taxes.

            3.11 SIGN-ON BONUS. EMPLOYEE shall receive a sign-on bonus of Twelve Thousand Dollars (USD $12,000) within 30 days of commencement of the Employment Period, which amount will be returned to ATLAS if the Employment Period is terminated by ATLAS for "Cause" or-by EMPLOYEE without "Good Reason" within one year from commencement of the Employment Period. In any event, EMPLOYEE will retain the November 2000 retainer.

      4.    TERMINATION OF EMPLOYMENT.

            EMPLOYEE's employment contemplated hereunder shall terminate under the following conditions:

            4.1 AT-WILL ARRANGEMENT. The EMPLOYEE's employment may be terminated -hereunder at any time, for any reason, by either ATLAS or EMPLOYEE upon written notice of the terminating party to the other. ATLAS and EMPLOYEE each expressly understand and agree that the employment relationship defined hereunder is "at-will."

            4.2   Rights Following Termination.

                  4.2.1 Upon EMPLOYEE's death or Permanent Disability, the employment contemplated hereunder shall terminate, and EMPLOYEE's unpaid annual Base Salary and profit sharing amounts shall be paid to EMPLOYEE or his personal representative, as of that date, but no other benefits or remuneration hereunder, except for any disability benefits to, which Employee may be entitled pursuant to any Atlas disability plan applicable to EMPLOYEE.

                  4.2.2 If EMPLOYEE is terminated by ATLAS other than for Cause or by EMPLOYEE for Good Reason, EMPLOYEE shall receive, -upon execution of a Release

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reasonably satisfactory to ATLAS, one (1) full year's annual Base Salary due under EMPLOYEE'S Employment Contract or the annual base salary in effect for EMPLOYEE at the time of his termination of employment, whichever is higher.

                  4.2.3 If the Employment Period is terminated by ATLAS for Cause or by -EMPLOYEE for other than Good Reason, -EMPLOYEE shall be entitled to receive his Base Annual. Salary in effect at the, time of termination which is owed but unpaid as of the date of termination.

            4.3 NON-COMPETITION PROVISION. EMPLOYEE covenants and agrees that he will not, at any time before five (5) years after his termination of employment with ATLAS, reveal, divulge or make known to any third party any confidential or proprietary records, data, trade secrets, pricing policies, strategy, rate structure, personnel policy, management methods, financial reports, methods or practice of obtaining or doing business, or any other Information of ATLAS or any of its affiliates which is not in-the public domain, except as required by law.

            EMPLOYEE further agrees that-he will neither accept employment with or give advice to any air cargo carrier or an air cargo division or' cargo affiliate of any other airline for a period of one (1) year after termination of employment, except with the consent of Atlas which shall not be unreasonably withheld.

            EMPLOYEE further agrees that at no time before two (2) years -after ..his termination of employment with ATLAS will he engage in any of the following activities directly or indirectly, for any reason, whether for his own account or for the account of any other person, firm, corporation or other organization:

                  4.3.1 Solicit or otherwise interfere with any of ATLAS' contracts or relationships with any client, employee, officer, director or any independent contractor, whether

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the person is employed by or associated with ATLAS on the' date of this
Agreement or at any time thereafter.

                  4.3.2 Solicit or otherwise interfere with any of ATLAS' contracts or relationships with any independent contractor, customer, client or supplier, or any person who is a bona fide prospective independent contractor, customer, client or supplier of ATLAS.

                  4.3.3 The parties agree and intend that breach of this non-competition clause shall subject EMPLOYEE to the full measure of contract and equitable damages.

      5.    CONFIDENTIAL INFORMATION.

            EMPLOYEE acknowledges that he will receive certain non-public and confidential information from or about ATLAS or its affiliates, including, but not limited to, technical, financial and business information, forecasts and projections, current and potential customers and strategic partners,' proposed business deals, strategies, reports, plans (including, but not limited to, financial, strategic, operating, commercial and fleet deployment plans), market projections, software programs, data or any other confidential and proprietary information relating to ATLAS and its affiliates. All such technical, financial or other business information thus supplied by ATLAS to EMPLOYEE is hereinafter called the "Information."

            Any Information supplied by ATLAS to EMPLOYEE shall be considered to be confidential.

            5.1 The term "Information" as used herein does not include any data or information which (i) has become generally known to the-public through no wrongful act of the EMPLOYEE; (ii) has been rightfully received by EMPLOYEE from a third party without restriction on disclosure and without, to the knowledge of EMPLOYEE, a breach of an obligation of confidentiality running directly or indirectly to ATLAS hereto; (iii) has been approved for release by a written authorization by ATLAS; or (iv) has been disclosed pursuant to

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a requirement of a-governmental agency or of law without similar-restrictions or other protections against public-disclosure, or is required to he disclosed by operation of law.

            5.2 NONDISCLOSURE OBLIGATION. EMPLOYEE shall keep such Information strictly confidential and shall not disclose such Information in whole or in part, to any person except with the prior written consent of ATLAS or as otherwise permitted hereunder.

            5.3 COMPLIANCE WITH LEGAL PROCESS. In the event that EMPLOYEE is legally requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or similar process or, in the opinion of counsel for EMPLOYEE, by federal or state securities or other statutes, regulations or laws) to disclose any Information, EMPLOYEE shall promptly notify ATLAS of such request or requirement prior to disclosure so that ATLAS may seek an appropriate protective order and/or waive compliance with the terms of this Agreement.

            5.4 OWNERSHIP; RETURN OF INFORMATION. No license, or any other property right, or any trademark, trade secret, patent. copyright, or any other intellectual property right, is granted to EMPLOYEE or implied by the conveying of Information by ATLAS to EMPLOYEE. All Information (including tangible copies and computerized or electronic version thereof) which is incorporated into analysis, compilations, comparisons, studies or other documents prepared by or for EMPLOYEE shall remain the proprietary property of ATLAS and, at-ATLAS' sole discretion and direction, either destroyed by EMPLOYEE, or promptly returned in full to ATLAS when instructed to or upon termination of this Agreement.

            5.5 TERM; TERMINATION. The obligations of EMPLOYEE to maintain the confidentiality of Information he has received shall continue for a period of five (5) years after -termination of this Employment Agreement.

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                  5.5.1 EMPLOYEE understands and agrees that money damages would not be a sufficient remedy to ATLAS for any breach of confidentiality and' that ATLAS shall be entitled to seek injunctive or other equitable relief to remedy or forestall any such breach or threatened breach. Such remedy shall not be deemed to be ATLAS' exclusive remedy for any breach of this Agreement, but shall be in addition to all other rights -and remedies available to ATLAS at law or in equity.

            5.6 NO WAIVER. No failure or delay by ATLAS or EMPLOYEE in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other- or further exercise thereof of any other right, power or privilege hereunder.

            5.7 APPLICABILITY TO ASSOCIATED PARTIES. Any information disclosed to the EMPLOYEE by any of ATLAS' affiliated companies or by any company, person or other entity participating with ATLAS in any consortium, partnership, joint venture or similar business combination which would otherwise constitute Information hereunder shall be deemed to constitute Information under this Agreement.

      6.    CHOICE OF LAW.

            This Agreement shall be governed by and construed .in accordance with the laws of the State of New York, without reference to principles of conflict of laws, and any-litigation or arbitration relating to the Agreement shall be held in New York.

      7.    SEVERABILITY AND ENFORCEABILITY.

            It is expressly acknowledged and agreed that the covenants and provisions hereof are severable; that the enforceability of one covenant or provision shall in no event affect the full enforceability-of any other covenant or provision herein. Further, it is agreed that in the event any covenant or provision of this Agreement is found by any court of competent jurisdiction to

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be unenforceable, illegal or invalid, such invalidity, illegality or unenforceability shall not affect any other term or condition contained herein. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provision of this Agreement.

      8.    MISCELLANEOUS.

            8.1 EMPLOYEE understands and agrees that all ATLAS fringe benefit plans (e.g., Profit Sharing, 401K, health care, etc.) are subject to eligibility requirements, amendment, revision, and/or termination from time to time at ATLAS' sole discretion,, and that any such action will be binding upon EMPLOYEE.

            8.2 PRORATION. In the event EMPLOYEE is terminated in the middle of any calendar month, the Base Salary due EMPLOYEE for such month shall be prorated on a daily basis.

            8.3 NO WAIVER EXCEPT IN WRITING. No waiver or modification of this Agreement or any of the terms and conditions set forth herein shall be-effective unless submitted in writing, duly executed by the parties.

            8.4 SUCCESSORS AND ASSIGNEES. This Agreement shall be binding on ATLAS and any successor thereto, whether by reason of merger, consolidation or otherwise. The duties and obligations of EMPLOYEE may not be assigned by EMPLOYEE. -

            8.5 CONFIDENTIALITY OF TERMS. ATLAS and EMPLOYEE agree that the terms and conditions of this Agreement are confidential and that neither party shall disclose the terms of this Agreement to any third parties, other than EMPLOYEE's spouse, the parties' attorneys, auditors, or accountants, or as may be required by law or necessity to enforce this Agreement.

            8.6 FULL UNDERSTANDING. EMPLOYEE declares and -represents that he has carefully read and fully understands the terms of this Agreement; has had the opportunity to

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obtain advice and assistance of counsel with respect thereto, and knowingly and of his own free will, without any duress, being fully informed and after due deliberation, voluntarily accepts the terms of this Agreement.

            8.7 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject, matter hereof and supersedes all prior agreements, arrangements and understandings between the parties with respect to the subject matter hereof.

      9.    DISPUTE RESOLUTION.

            9.1 NEGOTIATION. If a dispute between the Parties arises under this Agreement, the Parties shall negotiate in good faith in an attempt to resolve their differences. The obligation of the Parties to negotiate in good faith shall commence immediately, and shall continue for a period of at least thirty (30) days (Negotiation).

            If Negotiation fails to resolve a dispute between the Parties within the first Thirty (30) days, either Party may proceed to demand mediation (Mediation). Upon agreement of both Parties, arbitration may be initiated immediately, in lieu of Mediation.

            9.2 MEDIATION. If a dispute between the Parties arises under this Agreement and has not been resolved under the Negotiation procedures described herein, either Party may require, by written notice to the other Party, that Negotiation be facilitated by a single mediator, to be selected by the Parties (the Mediator).

            The Parties shall select the-Mediator within ten (10) days alter receipt of notice. If the Parties are unable to agree on the Mediator, the Mediator shall be selected by ATLAS, but the selected Mediator shall be independent of ATLAS and its affiliates. The fees of the Mediator shall be divided equally between the Parties.

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            With the, assistance of the Mediator, the Parties shall continue
Negotiation in good faith for a period not to exceed thirty (30) days. If the Parties are unable to reach agreement during this period, the Mediator shall be discharged and the Parties' obligations under this Mediation section shall be deemed satisfied.

            9.3 ARBITRATION. Subject to the duty to negotiate and mediate set forth above, all disputes, claims, or causes of action arising out of or relating to this Agreement or the validity, interpretation, breach, violation, or termination thereof not resolved by Mediation, shall be finally and solely determined and settled by Arbitration, to be conducted in the State of New York, USA, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA) in effect at the date of Arbitration.

            Any Arbitration commenced pursuant to this Agreement shall be conducted by a single neutral arbitrator, who shall have a minimum of three (3) years of commercial experience (the Arbitrator). The Parties shall meet within ten (10) days of failure to resolve by Mediation to attempt to agree on an Arbitrator. Absent agreement at this meeting, the Arbitrator shall be selected by AAA. Such Arbitrator shall be free of any conflicts with ATLAS and shall hold a hearing within thirty (30) days of the notice to EMPLOYEE.

            If the terms and conditions of this Agreement are inconsistent with the-Commercial Arbitration Rules 0-f the AAA, the terms and conditions of this Agreement shall control.

            The Parties hereby consent to any process, notice, or other application to said courts and any document in connection with Arbitration may be served by (i) certified mail, return receipt requested; (ii) by personal service; or (iii) in such other manner as may be permissible under the rules of the applicable court or Arbitration tribunal; provided, however, a

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reasonable time for appearance is allowed. The Parties further agree that
Arbitration proceedings must be instituted within one (1) year after the occurrence of any dispute, and failure to institute Arbitration proceedings within such time period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims.

            The Parties shall equally divide, all costs and `expenses incurred in such proceeding and related legal proceedings.

            The Judgment of the Arbitrator shall be final and either Party may submit such decision to courts for enforcement thereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

                                        ATLAS AIR, INC.



                                        By: /s/ Illegible
                                           -------------------------------------



                                        EMPLOYEE:

                                        By: /s/ James Cato
                                           -------------------------------------
                                           Name: James Cato


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                 AMENDMENT TO EMPLOYMENT AGREEMENT OF JAMES CATO

            WHEREAS, ATLAS AIR, INC. ("ATLAS"), and James Cato ("EMPLOYEE") wish to update, amend and modify the provisions of the Employment Agreement dated November 1, 2000 between them (the "AGREEMENT") as set forth in this amendment (the "Amendment").

            Now, therefore, ,for good and valuable consideration the receipt of which is hereby acknowledged, the AGREEMENT is hereby updated, amended and modified as follows:

A. Section 3.1 shall be amended to read as follows: `Effective February 1, 2004, ATLAS shall pay to EMPLOYEE, on a semi-monthly basis, a Base Salary of Ten Thousand Dollars, (USD $10,000.00) which equals an Annual Base Salary of Two Hundred and Forty Thousand Dollars (USD $240,000.00).

B. Section 3.2 shall be amended by striking "seventy-five -percent (75%)" in line three and replacing it with "fifty percent (50%)".

C.    Section 4.2.2 ,shall be amended by striking the words

            "one (1) full year's annual" in line 3 and replacing them with one and one-half (1.5) times EMPLOYEE' s Annual Base Salary as provided for in paragraph 3.1.

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            With the exception of the amendments and modifications reflected in paragraphs A, B, and C, above, the AGREEMENT otherwise remains in full force and effect.

AGREED TO AND ACCEPTED BY:

EMPLOYEE

/s/ James Cato                          Jan. 29, 2004
-------------------------------------   -------------
                                        Date
James Cato

ATLAS AIR

/s/ John Dietrich                       Jan. 29, 2004
-------------------------------------   -------------
                                        Date
Name:  John Dietrich


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